UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

HOMELAND ENERGY SOLUTIONS, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Main Street, Riceville, IA	50466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 985-4025

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into Material Definitive Agreements.

Agreement with Golden Grain Energy, LLC.

Homeland Energy Solutions, LLC (“Homeland Energy”) entered into a Management Services Agreement (“Agreement”) with Golden Grain Energy, LLC, (“Golden Grain”), on December 15, 2008. Pursuant to the Agreement, Homeland Energy and Golden Grain have agreed to share management services in an effort to reduce the costs of administrative overhead. Under the Agreement, Golden Grain will provide Homeland Energy with a Chief Executive Officer (CEO), Chief Financial Officer (CFO), Plant Manager, OSHA/Safety Manager—Environmental Protection Agency (EPA) compliance officer, and Human Resources Manager. Homeland Energy has agreed to provide Golden Grain with an Accountant Controller and a Financial Accountant. The Agreement is strictly for the sharing of management services and does not grant either party the authority to act on behalf of or make management decisions for the other. Homeland Energy and Golden Grain have agreed to split the compensation costs associated with each of the employees covered by the Agreement.

The initial term of the Agreement ends on December 15, 2011. Following the initial term, the Agreement automatically renews for additional one year terms unless either party gives notice of termination at least ninety (90) days before the end of the initial or any renewal term. The Agreement may also be terminated for cause by giving thirty (30) days notice. Additionally, Homeland Energy may cease using Golden Grain’s CEO by giving Golden Grain at least ninety (90) days notice, but has agreed to utilize such services for at least one year.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Officers

On December 15, 2008, Stephen K. Eastman resigned as President and Bernard Retterath resigned as Treasurer of Homeland Energy. Mr. Eastman and Mr. Retterath continue to hold their director positions on Homeland Energy’s Board of Directors. On December 15, 2008, Mr. Eastman was appointed to the position of Chairman of the Homeland Energy Board.

Appointment of Principal Officers

Pursuant to the Agreement, Homeland Energy appointed Walter Wendland as President/Chief Executive Officer and Christine Marchand as Treasurer/Chief Financial Officer on December 15, 2008.

Mr. Wendland, 53, was elected to the Golden Grain Board of Directors and appointed as President and Chief Executive Officer of Golden Grain on April 23, 2004. Prior to the appointment, Mr. Wendland served as Golden Grain’s Chairman of the Board of Directors, vice chairman, and president. For the past five years, Mr. Wendland has owned and operated a 1,400-acre farm in addition to his involvement in the sale of corn gluten and other grain by-products to area farmers. Mr. Wendland also serves as a director for Bio Gold Fuel Corporation, a public company.

Ms. Marchand, 31, was appointed as Golden Grain’s interim Chief Financial Officer on November 21, 2005. She was permanently appointed to the position on February 27, 2006.  Prior to her employment with Golden Grain, Ms. Marchand was the controller at Kiefer Built, LLC and an accountant at Burton E. Tracy & Co., P.C.  Ms. Marchand is a certified public accountant.

All new appointments were effective December 15, 2008 and each shall continue to serve until a successor is duly appointed and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: December 18, 2008	/s/ Walter Wendland
Walter Wendland
President/Chief Executive Officer
(Principal Executive Officer)